EXHIBIT 99

AirTran Holdings, Inc. Comments on ATSB Decision on United Air Lines
Loan Guarantee and on Industry Yield Conditions

ORLANDO, Fla. (June 28, 2004) - AirTran Holdings, Inc., (NYSE: AAI), today issued the following statement:

"Today's decision by the Air Transportation Stabilization Board puts to rest the government's possible intervention in the marketplace. The traveling public and the airline industry are best served when market forces, and not selective subsidization, drive the competitive landscape. Consumers benefit in a marketplace free of artificial support.

"Given the highly competitive nature of the airline industry, the company believes the excess capacity and weak yields that currently define the airline marketplace will continue for the foreseeable future. While AirTran Airways expects that its 2nd quarter results will generally be in line with analysts' estimates, based on current competitive conditions, it presently believes that 3rd and 4th quarter yields will continue to be soft."

Forward Looking Statements: Certain statements in this Press Release are forward-looking statements. Management wishes to caution the reader that these forward-looking statements, such as future yields, future industry conditions or similar statements regarding matters that are not historical facts, are only estimates or predictions. Actual results may differ as a result of risks facing AirTran or future circumstances differing from assumptions underlying such statements. Such risks include market conditions and AirTran Airways' ability to perform as it and the public expects.

Contacts:	Tad Hutcheson (Media)
407.251.5578
tad.hutcheson@airtran.com

Judy Graham-Weaver (Media)
770.907.5054
judy.graham-weaver@airtran.com

Arne Haak (Financial)
407.251.3618